SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 17, 2002



                           THISTLE GROUP HOLDINGS, CO.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        Pennsylvania                    000-24353                  23-2960768
----------------------------          -------------            -----------------
(State or other jurisdiction          (SEC File No.)           (IRS Employer
     of incorporation)                                          Identification
                                                                Number)


6060 Ridge Avenue, Philadelphia, Pennsylvania                          19128
---------------------------------------------                       ------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (215) 483-2800
                                                     -------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                           THISTLE GROUP HOLDINGS, CO.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Items 5 and 9   Other Events and Regulation FD Disclosure
                -----------------------------------------

     On or about October 17, 2002, the registrant executed a Standstill Agreement with Jewelcor Managemet, Inc., Seymour Holtzman, James A. Mitarotonda and Barington Companies Equity Partners, L.P. (the "Group Members"). Such agreement will remain effective for a period of five years. The primary terms of the agreement include the following. The registrant will make a cash payment of $75,000 to the Group Members. The Group Members will withdraw and release the two lawsuits pending in the Court of Common Pleas, Philadelphia, Pennsylvania, against the Company and each of its directors. Additionally, each Group Member has agreed to enter into this agreement and to refrain from purchasing or otherwise acquiring the beneficial ownership of any shares of capital stock of the registrant for a period of five years. The registrant has also agreed to repurchase approximately 97,000 shares of its common stock held by Group Members at $12.50 per share.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        THISTLE GROUP HOLDINGS, CO.



Date: October 18, 2002                  By:      /s/ John F. McGill, Jr.
                                                 -------------------------------
                                                 John F. McGill, Jr.
                                                 Chief Executive Officer